CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
   Rostock Ventures Corp
   Saskatoon, SK

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated July 23, 2007 included herein for the year ended December 31, 2006 and the period from November 2, 2006 (Inception) through December 31, 2006.

We also consent to the references to us under the heading “Experts” in such Document.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 23, 2007